AMENDMENT NO. 1 TO

TENTH AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO TENTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment"), is entered into as of the 5th day of September, 2022, and amends the Tenth Amended and Restated Agreement, dated as of the 31st day of December 2020, by and between KOPIN CORPORATION, a Delaware corporation with its principal place of business at 125 North Drive, Westborough, MA 01581 (the "Employer"), and John C. C. Fan, (the "Employee") (the "Employment Agreement").

WHEREAS, the Employer desires to modify the Employee's role and responsibilities with the Employer as contemplated by this Amendment and confirm and ratify Employees remaining rights and Employer's associated obligations; and

WHEREAS, the Employee is agreeable to such modification upon the terms and conditions of this Amendment.

Accordingly, the Employer and Employee agree as follows:

1. Definitions. Capitalized terms used herein without express definition shall have the respective meanings set forth in the Employment Agreement and Section references herein are to Sections of the Employment Agreement.

2. Amendments to the Employment Agreement. The Employment Agreement is hereby amended effective as of the date of this Amendment as follows:

2.1 Section 4 is amended and restated to read in its entirety as follows:

"4. Title and Duties; Extent of Services. The Employee shall promote the business and affairs of the Employer as a senior executive and Chairman of the Employer and all affiliated entities, with responsibility for performing such duties consistent with such position as the Board of Directors may from time to time designate. The Employee shall also continue to serve on the Employer's Board of Directors through the Employer's 2023 Annual meeting. In addition, he shall be nominated to serve on the Board of Directors of the Employer by the Nominating Committee of the Board of Directors at the 2023 annual meeting of shareholders of the Employer, provided that he has completed the Employment Term and has not earlier resigned voluntarily (other than for "Good Reason") or been terminated for "Cause" and is otherwise qualified to serve."

2.2 For avoidance of doubt, the Employee's service as a member of the Board of Directors after December 24, 2022, shall be recognized as providing services to the Employer for purposes of the two Restricted Stock Agreements dated December 15, 2021, that were entered into between the Employer and the Employee.

2.3 For avoidance of doubt, the Employee's agreement to transition from President and Chief Executive Officer of the Employer prior to December 24, 2022, to facilitate the appointment of his successor as Chief Executive Officer shall not be construed for purposes of this Amendment or the Employment Agreement as a termination of employment by the Employer (for Cause or otherwise) or a resignation by the Employee (for Good Reason or otherwise).

2.4 Section 9.4(c)(i) is amended and restated to read in its entirety as follows:

"[(c) "Good Reason" shall mean the occurrence during his employment, without the Employee's written consent, of any of the following events or circumstances:

(i) the assignment to the Employee of duties that are inconsistent in any material respect with the Employee's position (including status, offices, titles, and reporting requirements), authority, or responsibilities, or any other action or omission by the Employer that results in a material diminution in such position, authority, or responsibility;"

2.3 The address to which a copy of any notice to the Employee should be given under Section 10.8 is amended to the following: "Arthur S. Meyers, Meyers Law Firm PLLC, 999 Vanderbilt Beach Road, Suite 200, Naples, FL 34108."

3. No Other Amendments. Except as expressly amended by this Amendment the Employment Agreement remains unmodified and in full force and effect, and the Employer and Employee hereby ratify and confirm the continued enforceability of the Employment Agreement as amended by this Amendment.

4. Provisions of General Application.

4.1 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed, interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

4.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one such counterpart.

4.3 Other Agreements. This Amendment together with the Employment Agreement represents the entire understanding and agreement between the parties as to the subject matter hereof. No prior, concurrent or subsequent agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Amendment, unless this Amendment is specifically identified in and made subject to such other written agreement.

4.4 Amendment. This Amendment may be amended only by a written instrument executed in one or more counterparts by the parties hereto.

4.5 Waiver. No consent to or waiver of any breach or default in the performance of

IN WITNESS WHEREOF, this Amendment has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the date first above written.

KOPIN CORPORATION

/s/ Chi-Chia Hsieh

By: Chi Chia Hsieh, Chair
Compensation Committee of the Board

EMPLOYEE

John C. C. Fan

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